Exhibit 99.1

Startek Reports Third Quarter 2022 Financial Results

- Continued Progress in Commercial Development Resulted in Seven New Logos Under Contract -

- Conference Call and Webcast Scheduled for Tomorrow at 5 p.m. ET -

DENVER – November 8, 2022 - Startek, Inc. (NYSE:SRT) ("Startek" or the "Company"), a global customer experience (CX) solutions provider, is reporting financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Financial Summary ($ in millions, excl. margin items)

	Q3 2022	Q3 2021	Change
Net Revenue	163.1	172.8	(5.6)%
Gross Profit	23.1	21.5	7.4%
Gross Margin	14.2%	12.5%	170bps
SG&A Expenses	16.5	13.1	26%
Net Income (Loss) [1]	0.24	0.08	200%
EPS[1]	0.01	0.00	-
Adjusted Net Income [2], [3]	4.3	2.9	48.3%
Adjusted EPS[2], [3]	0.11	0.07	57.1%
Adjusted EBITDA[3]	16.0	15.9	0.6%

[1] Reflects net income attributable to Startek shareholders.

[2] Reflects Adjusted net income attributable to Startek shareholders.

[3] Refer to the note below about Non-GAAP financial measures.

Management Commentary

“In the third quarter we continued to make solid progress expanding Startek’s footprint across our core verticals and regions,” said Bharat Rao, Global CEO of Startek. “Due to our global operations and the relative strength of the U.S. dollar, we faced foreign exchange-related headwinds that negatively impacted our top-line results.  Despite this, we made substantial progress positioning our platform for future growth through our sales ecosystem, where our team generated 10 new logo wins and capitalized on the momentum we gained earlier in the year.

“Year-to-date, our new customer wins have outpaced where we were in the same period for both 2020 and 2021. With 28 total new customer wins, we expect our expanded client portfolio to provide a meaningful uplift to our top-line performance beginning next year. Additionally, we are catering ‘near-shore’ and ‘off-shore’ delivery to several of our new customers as part of our overall shift to drive margins through a more cost-efficient labor approach. Throughout the quarter, we secured several new digital partnerships and initiated pilot programs, which we believe will elevate our quality of delivered services. Our recently announced partnership with Avaya will allow Startek to leverage the OneCloud platform to deliver a combined technology and CX service solution to customers globally. Combined with our Startek Agent AI system, we are ensuring that our platform is best-in-class for both our customers and our service agents. Through the harmonization of our sales and digital partner ecosystems, we successfully executed on several growth initiatives to position Startek for long-term success through our leading platform.

“As we look forward to the end of the year and 2023, we expect the strategic investments we’ve made in our sales pipeline and marketing initiatives to pave the way for top-line growth and margin expansion. We are beginning to see the return on our investments and look forward to leveraging our expanded capacity to provide world-class service to our new customers. Combined with our focus on executing our shift towards servicing a higher mix of customers via ‘near-shore’ or ‘off-shore’ delivery, we believe we will capture incremental increases in our margin beginning next year. We will continue to leverage our technology to drive operational efficiencies and value-add capabilities to ultimately drive sustainable, long-term value for our shareholders.”

Third Quarter 2022 Financial Summary

Net revenue in the third quarter was $163.1 million compared to $172.8 million in the year-ago quarter. The decrease was driven by several factors, including foreign exchange headwinds, the termination of a media client in the America’s region, and the normalization of outsized revenue from a one-off COVID vaccination support program that the Company delivered in the previous period. The decline was offset by continued strength in the Company’s telecom, financial and business services and travel and hospitality verticals. On a constant currency basis, net revenue decreased 2.6% compared to the year-ago quarter.

Gross profit in the third quarter increased by 7.4% to $23.1 million compared to $21.5 million in the year-ago quarter. Gross margin improved 170 basis points to 14.2% compared to 12.5% in the year-ago quarter. The increase is primarily attributable to the decrease in employee expenses driven by the shift of higher revenues delivered off-shore and near-shore, as well as lowered rent costs due to the consolidation of brick-and-mortar sites.

Selling, general and administrative (SG&A) expenses in the third quarter increased to $16.5 million compared to $13.1 million in the year-ago quarter. As a percentage of revenue, SG&A increased to 10.1% compared to 7.6% in the year-ago quarter. The increase is primarily due to the Company’s ongoing investments in sales and marketing initiatives, as well as costs related to the proposed take-private transaction, which was rejected by the Company’s Special Committee of the Board of Directors on September 9, 2022.

Net income attributable to Startek shareholders in the third quarter was $0.24 million or $0.01 per share, compared to a net income of $0.08 million or $0.00 per share in the year-ago quarter.

Adjusted net income* in the third quarter increased by 48.3% to $4.3 million or $0.11 per diluted share, compared to an adjusted net income* of $2.9 million or $0.07 per diluted share in the year-ago quarter.

Adjusted EBITDA* in the third quarter was $16.0 million compared to $15.9 million in the year-ago quarter.

On September 30, 2022, cash and restricted cash increased to $61.3 million[1] compared to $55.8 million at June 30, 2022. Total debt at September 30, 2022, declined to $169.6 million compared to $170.7 million at June 30, 2022, and net debt at September 30, 2022 was $108.3 million[2] compared to $114.9 million at June 30, 2022.

[1] Cash balance excluding restricted cash as at September 30, 2022 amounted to $51.7 million as compared to $47.2 million as at June 30, 2022.

[2] Net debt excluding restricted cash balance at September 30, 2022 was $117.9 million compared to $123.5 million at June 30, 2022.

*A non-GAAP measure defined below.

Conference Call and Webcast Details

Startek management will hold a conference call tomorrow at 5 p.m. ET to discuss its financial results. The conference call will be followed by a question and answer period.

Date: Wednesday, November 9, 2022

Time: 5 p.m. ET

Toll-free dial-in number: 1-844-826-3035

International dial-in number: 1-412-317-5195

Conference ID: 10172250

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group, Inc. at 1-949-574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at www.startek.com.  A telephonic replay of the conference call will also be available after 8 p.m. ET on the same day through November 16, 2022.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 10172250

[1] Cash balance excluding restricted cash as at September 30, 2022 amounted to $51.7 million as compared to $47.2 million as at June 30, 2022.

[2] Net debt excluding restricted cash balance at September 30, 2022 was $117.9 million as compared to $123.5 million at June 30, 2022.

About Startek

Startek is a global provider of tech-enabled customer experience (CX) management solutions, digital transformation, and technology services to leading brands. Startek is committed to impacting clients’ business outcomes by enhancing customer experience and digital and AI enablement across all touch points and channels. Startek has more than 44,000 employees spread across 36 delivery campuses in 13 countries. The company services over 170 clients across a range of industries, including banking and financial services, insurance, technology, telecom, healthcare, travel and hospitality, e-commerce, consumer goods, retail, media & cable and energy and utilities. To learn more, visit www.startek.com

Forward-Looking Statements[GE1]

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (SEC) on March 14, 2022, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the SEC, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations

Cody Cree
Gateway Group, Inc.
(949) 574-3860
SRT@gatewayir.com

Media Relations
Zainab Boxwala
Startek
zainab.boxwala@startek.com

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	163,135	172,948	498,093	525,879
Warrant adjustment	-	(161)	-	(991)
Net revenue	$163,135	$172,787	$498,093	$524,888
Cost of services	(140,018)	(151,264)	(437,192)	(454,124)
Gross profit	$23,117	$21,523	$60,901	$70,764

Selling, general and administrative expenses	(16,523)	(13,099)	(46,147)	(39,568)
Impairment losses and restructuring/exit cost	(998)	(85)	(3,150)	(1,964)
Operating income	$5,596	$8,339	$11,604	$29,232

Share of income (loss) of equity accounted investee	297	(46)	4,122	(1)
Interest expense, net and other income	(2,767)	(2,236)	(5,844)	(18,489)
Foreign exchange gains (losses), net	976	(533)	650	42
Income before tax expense	$4,102	$5,524	$10,532	$10,784
Tax expense	(1,838)	(2,402)	(5,354)	(9,397)
Net income	$2,264	$3,122	$5,178	$1,387

Net income (loss)
Net income attributable to noncontrolling interests	2,021	3,046	4,311	6,581
Net income (loss) attributable to Startek shareholders	243	76	867	(5,194)

Net income (loss) per common share
Basic net income (loss) attributable to Startek shareholders	$0.01	$0.00	$0.02	$(0.13)
Diluted net income (loss) attributable to Startek shareholders	$0.01	$0.00	$0.02	$(0.13)

Weighted average common shares outstanding
Basic	40,326	40,788	40,316	40,723
Diluted	40,333	41,094	40,354	40,723

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$2,264	$3,122	$5,178	$1,387
Net income attributable to non-controlling interests	2,021	3,046	4,311	6,581
Net income (loss) attributable to Startek shareholders	243	76	867	(5,194)

Other comprehensive income (loss), net of taxes
Foreign currency translation adjustments	(3,701)	(179)	(7,090)	(2,147)
Change in fair value of derivative instruments	-	-	-	8
Pension amortization	143	(669)	(543)	(1,090)
Other comprehensive loss	$(3,558)	$(848)	$(7,633)	$(3,229)

Other comprehensive income (loss), net of taxes
Other comprehensive loss attributable to noncontrolling interest	(23)	(374)	(397)	(443)
Other comprehensive loss attributable to Startek shareholders	(3,535)	(474)	(7,236)	(2,786)
	$(3,558)	$(848)	$(7,633)	$(3,229)
Comprehensive income (loss)
Comprehensive income attributable to noncontrolling interests	1,998	2,672	3,914	6,138
Comprehensive loss attributable to Startek shareholders	(3,292)	(398)	(6,369)	(7,980)
	$(1,294)	$2,274	$(2,455)	$(1,842)

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	51,703	47,940
Restricted cash	9,628	7,456
Trade accounts receivables, net	69,955	106,937
Unbilled revenue	76,699	50,074
Prepaid and other current assets	15,714	12,611
Total current assets	$223,699	$225,018

Non-current assets
Property, plant and equipment, net	28,895	34,168
Operating lease right-of-use assets	44,841	63,012
Intangible assets, net	82,347	90,092
Goodwill	183,397	183,397
Investment in equity-accounted investees	35,810	31,688
Deferred tax assets, net	5,137	3,664
Prepaid expenses and other non-current assets	8,208	11,436
Total non-current assets	$388,635	$417,457
Total assets	$612,334	$642,475

Liabilities and Stockholders’ Equity
Current liabilities
Trade accounts payables	11,820	11,916
Accrued expenses	51,223	53,203
Short term debt	4,721	3,611
Current maturity of long term debt	22,353	6,241
Current maturity of operating lease liabilities	20,496	24,393
Other current liabilities	42,375	48,265
Total current liabilities	$152,988	$147,629

Non-current liabilities
Long term debt	142,515	160,175
Operating lease liabilities	28,176	44,263
Other non-current liabilities	20,553	19,562
Deferred tax liabilities, net	17,312	17,526
Total non-current liabilities	$208,556	$241,526
Total liabilities	$361,544	$389,155

Stockholders’ equity
Common stock, 60,000,000 non-convertible shares, $0.01 par value, authorized; 41,065,522 and 40,893,396 shares issued as of September 30, 2022, and December 31, 2021, respectively	411	409
Additional paid-in capital	293,096	291,537
Accumulated deficit	(83,176)	(84,043)
Treasury stock, 782,902 and 412,769 shares as of September 30, 2022, and December 31, 2021, respectively, at cost	(3,548)	(1,912)
Accumulated other comprehensive loss	(17,923)	(10,687)
Equity attributable to Startek shareholders	$188,860	$195,304
Non-controlling interest	61,930	58,016
Total stockholders’ equity	$250,790	$253,320
Total liabilities and stockholders’ equity	$612,334	$642,475

STARTEK, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net income	$5,178	$1,387

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,139	20,398
Profit on sale of property, plant and equipment	(221)	(37)
Provision for doubtful accounts	(115)	23
Amortization of debt issuance costs (including loss on extinguishment of debt)	426	11,455
Amortization of call option premium	1,080	360
Warrant contra revenue	-	991
Share-based compensation expense	1,213	932
Deferred income taxes	(2,279)	1,838
Share of (income) loss of equity-accounted investees	(4,122)	1

Changes in operating assets and liabilities:
Trade accounts receivables	30,534	13,120
Prepaid expenses and other assets	(32,243)	(11,968)
Trade accounts payable	669	(13,409)
Income taxes, net	(337)	(602)
Accrued expenses and other liabilities	(598)	6,543
Net cash provided by operating activities	$21,324	$31,032

Investing activities
Purchase of property, plant and equipment, net	(10,994)	(13,358)
Investment in equity-accounted investees	-	(25,000)
Payments for call option premium	-	(3,000)
Proceeds from equity-accounted investees	-	102
Net cash used in investing activities	$(10,994)	$(41,256)

Financing activities
Proceeds from the issuance of common stock	348	1,434
Proceeds from long term debt (net of debt issuance cost paid to lenders)	-	156,525
Payments of long term debt	-	(117,600)
Payments for loan fees related to long term debt	-	(2,794)
Proceeds from a line of credit, net	1,110	-
Payments of other borrowings, net	(1,784)	(13,145)
Common stock repurchases	(1,636)	(329)
Net cash (used in) / provided by financing activities	$(1,962)	$24,091

Net increase in cash and cash equivalents	8,368	13,867
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2,433)	(952)
Cash and cash equivalents and restricted cash at beginning of period	55,396	50,559
Cash and cash equivalents and restricted cash at end of period	$61,331	$63,474

Components of cash and cash equivalents and restricted cash
Balances with banks	51,703	56,840
Restricted cash	9,628	6,634
Total cash and cash equivalents and restricted cash	$61,331	$63,474

Supplemental disclosure of cash flow information
Cash paid for interest and other finance cost	7,775	19,985
Cash paid for income taxes	7,699	7,884
Supplemental disclosure of non-cash activities
Non-cash warrant contra revenue	-	991
Non-cash share-based compensation expenses	1,213	932

STARTEK, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURE

(In thousands)

(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net income (loss) plus Income tax expense, Interest and other expense, net, Exchange gain / (loss), net, Depreciation and amortization expense, Private offer transaction cost, Restructuring and other acquisition-related costs, Share-based compensation expense, investments that investors may want to evaluate separately (such as based on fair value) and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of the strength and performance of our ongoing operations for our investors and analysts.

Adjusted EPS:

Adjusted EPS is a non-GAAP financial measure presenting the earnings generated by the ongoing operations that we believe are useful to investors in making meaningful comparisons to other companies, although our measure of Adjusted EPS may not be directly comparable to similar measures used by other companies, and period-over-period comparisons. Adjusted EPS is defined as our diluted earnings per common share attributable to Startek shareholders adjusted to exclude the effects of the amortization of acquisition-related intangible assets, and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic (“ASC”) 805, Business Combinations (such as customer relationships and Brand), and their amortization is significantly affected by the size and timing of our acquisitions.

Adjusted EBITDA:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	2,264	3,122	5,178	1,387
Tax expense	1,838	2,402	5,354	9,397
Share of income of equity-accounted investees	(297)	46	(4,122)	1
Interest expense, net, and other income	2,767	2,236	5,844	18,489
Foreign exchange gains (losses), net	(976)	533	(650)	(42)
Depreciation and amortization expense	7,582	6,927	22,139	20,398
Private offer transaction cost	1,411	-	2,603	-
Impairment losses and restructuring cost	998	85	3,150	1,964
Share-based compensation expense	380	341	1,213	932
Warrant contra revenue	-	161	-	991
Adjusted EBITDA	$15,967	$15,853	$40,709	$53,517

Adjusted EPS:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Income (loss) attributable to Startek shareholders	243	76	867	(5,194)
Add: Share based compensation expense	380	341	1,213	932
Add: Amortization of intangible assets, net of tax	2,279	2,279	6,783	6,785
Add: Warrant contra revenue	-	161	-	991
Add: Private offer transaction cost	1,411	-	2,603	-
Add: Debt issuance cost expensed out	-	-	-	10,937
Adjusted net income	$4,313	$2,856	$11,466	$14,451

Weighted average common shares outstanding - basic	40,326	40,788	40,316	40,723
Weighted average common shares outstanding - diluted	40,333	41,094	40,354	40,723

Adjusted EPS - basic	$0.11	$0.07	$0.28	$0.35
Adjusted EPS - diluted	$0.11	$0.07	$0.28	$0.35